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                                                                     EXHIBIT 5.1


          [LETTERHEAD OF MANATT PHELPS & PHILLIPS, ATTORNEYS AT LAW]

March 19, 1997

                                                              File No: 14359-033

Greater Bay Bancorp
2860 West Bayshore Road
Palo Alto, California 94303

          RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-1 filed by Greater Bay Bancorp ("Greater Bay") and GBB Capital I ("GBB Capital") with the Securities and Exchange Commission on March 5, 1997 (Registration No. 333-22783), Amendment No. 1 thereto filed on March 14, 1997 and Amendment No. 2 thereto proposed to be filed on or about March 20, 1997 (as so amended, the "Registration Statement") relating to the public offering by GBB Capital of 800,000 __% Cumulative Trust Preferred Securities (the "Trust Preferred Securities"). As counsel to Greater Bay in connection with this transaction, we have examined such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion. Based on these examinations, it is our opinion that:

     1. Greater Bay has been duly incorporated and is validly existing as a corporation under the laws of the State of California.

     2. The Guarantee, when executed and delivered as contemplated by the Registration Statement, and the Junior Subordinated Debentures, when issued and paid for as contemplated by the Registration Statement, will be validly issued obligations of Greater Bay enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

Capitalized terms used herein have the meanings ascribed to such terms in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name, whenever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto. This opinion is furnished to Greater Bay in connection with the registration of the Guarantee and the Junior Subordinated Debentures, is solely for the benefit of Greater Bay and may not be relied upon by, nor copies delivered to, any other person without our prior written consent.

                                     Very truly yours,


                                     /s/ MANATT, PHELPS & PHILLIPS, LLP


                                    MANATT, PHELPS & PHILLIPS, LLP